UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 16, 2015

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y. 10118

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02 Unregistered Sales of Securities

On May 16, 2015, Frank J. Drohan (“Drohan”), the president of Omagine Inc. (the “Company”) purchased 100,000 restricted shares of the Company’s common stock (the “Restricted Shares”) at a price of $1.20 per share.

The per share sale price to Drohan of the Restricted Shares was equal to the closing sale price of the Common Stock on the last previous trading day of May 15, 2015 and the aggregate proceeds to the Company was $120,000.

The Company’s quarterly report on Form 10-Q for the period ended March 31, 2015 as filed with the SEC showed an aggregate amount of $315,672 of accrued but unpaid salary due and owing to Drohan. The full $120,000 purchase price for all the Restricted Shares has been paid to the Company via the $120,000 reduction in the indebtedness owed to Drohan by the Company.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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